UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2014

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51612	68-0542002
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Camp Craft Road, Suite 525 Austin, TX 78746
(Address of principal executive offices and Zip Code)

(Registrant’s telephone number, including area code): (512) 222-0975

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this item is included under Item 2.03 of this Current Report on Form 8 K and is incorporated by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2014, our company and our wholly owned subsidiary, Arkanova Acquisition Corporation (“Acquisition Corp.”), entered into a note amendment agreement with Aton Select Funds Limited (“Aton”) to be effective November 1, 2014, whereby the parties agreed:

(a)

the maturity date under the amended and restated secured promissory note issued by Arkanova Corp. to Aton as of February 6, 2013, as amended November 15th, 2013 (the “Note”) shall be extended from December 31, 2015 to December 31, 2016 (the “Extension”),

(b)	the current outstanding accrued interest under the Note equal to US$677,836.40 shall be added to the principal amount of the Note (the “Added Interest”),

(c)

Aton shall loan to Acquisition Corp. an additional US$2,475,000.00 (the “Additional Loan Amount”) such that the outstanding balance under the Note (including the Added Interest) equals US$14,963,861.40 (the “Amended Principal Amount”), and

(d)

the sections of the Note with respect to payment of interest in shares of our common be deleted such that interest payments in shares of our common stock is no longer allowed (the “Interest Payment Amendment”).

The Note will be deemed to be amended in all manners and respects related to the Additional Loan Amount, the Extension and the Interest Payment Amendment and, in all other respects, the Note will remain unchanged and in full force and effect.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note Amendment Agreement dated as of November 1, 2014, among Arkanova Energy Corporation, Arkanova Acquisition Corporation and Aton Select Funds Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

“Reginald Denny”
Reginald Denny
CFO and Director

Date: November 6, 2014